UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

OMEGA FLEX, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	000-51372	23-1948942
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

451 Creamery Way

Exton, Pennsylvania 19341

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 610-524-7272

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OFLX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2023, on the recommendation of the Nominating/Governance Committee, effective January 1, 2024, the Board of Directors of Omega Flex, Inc. (the “Company”) unanimously elected Edwin B. Moran as a Class 2 Director of the Company, with a term expiring at the 2025 annual meeting of shareholders, and Dean W. Rivest as a Class 3 Director of the Company, with a term expiring at the 2026 annual meeting of shareholders. As directors who are also employees, they will not receive separate compensation for serving as directors. There is no agreement or understanding between Mr. Moran or Mr. Rivest and any other person pursuant to which they were elected as directors, and there are no current plans for them to serve on committees.

In addition, on the recommendation of the Nominating/Governance Committee, the Board unanimously approved the following organizational changes, effective January 1, 2024:

(a)	Kevin R. Hoben will be Executive Chairman of the Company,
(b)	Dean W. Rivest will replace Mr. Hoben as Chief Executive Officer of the Company, reporting to Mr. Hoben, and
(c)	Edwin B. Moran will replace Mr. Rivest as President of the Company, also reporting to Mr. Hoben.

Furthermore, Susan B. Asch will be promoted to be a Vice President of the Company, in addition to serving as its General Counsel and Corporate Secretary, and David R. Edler will be promoted from Director - MediTrac, to Vice President and General Manager - MediTrac.

Mr. Hoben, age 77, served as the Company’s Chairman since 2019 and Chief Executive Officer since 2007, and as President from 2005 to 2018. He has served as a director of the Company since 1996, and as a director and chairman of the Company’s United Kingdom subsidiary since 2001. Mr. Hoben is also a director of Taco Comfort Solutions, Inc., an HVAC manufacturer, and has over 30 years of experience in the sale and distribution of flexible metal hose products in positions of increasing scope and responsibility.

Mr. Rivest, age 54, has been employed by the Company since 2000, and most recently was President since 2022, providing leadership over operations of the Company, and Executive Vice President from 2020 to 2022, responsible for manufacturing and engineering for all products, as well as sales and marketing for the industrial and MediTrac® products. Prior to that, Mr. Rivest was Vice President and General Manager of the industrial and MediTrac® products since 2005.

Mr. Moran, age 57, has been employed by the Company since 2001, and most recently was Executive Vice President since 2022, responsible for all sales and marketing efforts for all of the Company’s products, excluding MediTrac® corrugated medical gas piping. Previously Mr. Moran served since 2007 as Vice President - Sales Residential Markets for all sales of the flexible gas piping products manufactured by the Company.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMEGA FLEX, INC.

Date: December 12, 2023	By:	/s/ Kevin R. Hoben
Kevin R. Hoben
Chairman and Chief Executive Officer